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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this annual report on Form 10-KSB filed in behalf of Nucleus, Inc. (formerly American General Ventures, Inc.) of our report dated March 3, 1999, relating to the financial statements of Nucleus, Inc. as of December 31, 1998.


                                       /s/ JAMES E. SCHEIFLEY & ASSOCIATES, P.C.
                                       James E. Scheifley & Associates, P.C.
                                       Certified Public Accountants

March 12, 1999
Denver, Colorado